Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 o: 650.493.9300 f: 650.493.6811
July 22, 2021
Nautilus Biotechnology, Inc.
425 Pontius Ave N, Ste 202
Seattle, Washington 98109
Re: Registration Statement on Form S-1
Ladies and Gentlemen:
This opinion is furnished to you in connection with the Registration Statement on Form S-1, as amended (the “Registration Statement”), filed by Nautilus Biotechnology, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and resale of 95,645,056 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), which includes (i) 93,942,327 shares of Common Stock (the “Outstanding Shares”) to be sold by the selling securityholders listed in the Registration Statement under “Selling Securityholders” and (ii) 1,702,729 shares of Common Stock issuable upon the exercise of certain outstanding options to purchase Common Stock (the “Equity Award Shares”) (including the initial issuance of the Equity Award Shares upon the exercise of such equity awards and the subsequent resale of all such shares by the selling securityholders named in the Registration Statement).

We are acting as counsel for the Company in connection with the registration of the Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.
In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters such other documents which we consider necessary or advisable for the purpose of rendering the opinions set forth below. We have not independently established the facts stated therein.
In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have assumed that the certificates representing the Shares have been properly authenticated by the signature of an authorized officer of the Company’s transfer agent. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the
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absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.
We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.
Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion, that:
1.With respect to the Outstanding Shares to be offered pursuant to the Registration Statement, such Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable; and
2.With respect to the Equity Award Shares to be offered pursuant to the Registration Statement, when such shares are issued upon the exercise of such equity awards, such Equity Award Shares will have been validly issued, fully-paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.
This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,
/s/ Wilson Sonsini Goodrich & Rosati
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
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